EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 22 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: May 13, 2019

Glencore AG

By:	/s/Nicola Leigh
Name:	Nicola Leigh
Title:	Authorized Signatory

By:	/s/Patrick Huber
Name:	Patrick Huber
Title:	Authorized Signatory

Glencore International AG

By:	/s/Martin Haering
Name:	Martin Haering
Title:	Officer

By:	/s/Peter Friedli
Name:	Peter Friedli
Title:	Officer

Glencore plc

By:	/s/John Burton
Name:	John Burton
Title:	Company Secretary